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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the Hourly 401(K) Savings and Investment Plan of Pactiv Corporation dated June 27, 2006, with respect to the financial statements and schedule of Pactiv Hourly 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                        /s/ Ernst & Young LLP

Chicago, Illinois
June 27, 2006